Exhibit 99

LOS ANGELES BUSINESS JOURNAL

By CHARLES PROCTOR - 3/30/2009
Los Angeles Business Journal Staff

Can Tim Durham resurrect one of the most venerated comedic brands in the country?

A wealthy financier and playboy who has been thrust into the role of interim chief executive at National Lampoon Inc., Durham has spent the past three months trying to apply the magic touch to save the company.

He has laid off roughly half of Lampoon's 30 employees, shrunk the size of its offices to save on rent, and shut down divisions that were bleeding money - including a college TV network and a satellite radio station.

At the same time, Durham has an eye on expanding the brand made popular by its now-defunct humor magazine and films such as "Animal House." After Lampoon spent years producing limited-release lowbrow movies and DVDs such as "National Lampoon's Stoned Age," Durham wants it to make wide-release commercial films with big names like the Farrelly brothers.In addition, he's weighing the idea of licensing the National Lampoon name to a restaurant group to build "Animal House"-themed sports bars and grills around the country.

"But my real focus is first and primarily to boost the movie side of the business," he said. "That's really, truly what I believe Lampoon is."

In his new role, Durham's been so busy keeping Lampoon afloat that he hasn't even had time to clean his desk, which is still cluttered with papers and photos left by his predecessor, Daniel Laikin. "Not my top priority right now," he told the Business Journal in an interview at National Lampoon's West Hollywood headquarters.

Durham, who had known Laikin from their home state of Indiana, cuts a casual figure wearing jeans and a button-down shirt. He speaks with a slight Midwestern drawl that betrays his Hoosier roots.

Laikin was arrested in December and charged with allegedly manipulating the company's stock. He has since resigned, leaving Durham - who along with Laikin owns a majority of the company - to sort through the wreckage. Laikin's case is pending trial.

Before Laikin became the company's chief operating officer in 2002, National Lampoon's primary business was licensing out its brand for commercial film fare such as "National Lampoon's Van Wilder." During his tenure, National Lampoon became a mishmash of businesses. It bought a series of comedy Web sites, launched a record label, a book publishing arm - even a travel agency - all aimed at the college crowd.

But the company hemorrhaged money and its stock languished at about 70 cents, down from $8 in 2004 before a split. Since the delisting, the stock is at 10 cents on Pink Sheets.

Now, Durham is dismantling much of what Laikin built. It's an approach that makes sense given that Lampoon doesn't have the resources to compete in many businesses at once, said David Morrison, president of Twentysomething Inc., a Philadelphia consulting firm.

"The company used to have this shotgun mentality where they just prayed that they'd hit something," Morrison said. "It's smart for the new CEO to dial back from that."

Durham is weighing some opportunities outside of film. He won't name the group he's talking to about the sports bars concept, but did say it's a privately held company that owns 20 to 30 well-known restaurant franchises. Durham's also planning to create a premium section of the National Lampoon Web site where subscribers would pay $10 to $15 a month to access content such as digital archives of the company's old humor magazine, and old clips featuring Chevy Chase and John Belushi.

He hasn't ruled out selling the company, or just shutting down operations and collecting the $1.5 million to $2 million a year on royalty and license fees that come in now.

"At this juncture, I'm listening to anybody's ideas and trying to find out which strategies make sense for us," he said.

New role

A company in National Lampoon's situation should suit Durham's skill set. He made his millions conducting leveraged buyouts of small and midsize companies, turning the struggling ones into money-makers.

His private holding company, Obsidian Enterprises Inc., possesses a sprawling portfolio that includes a surgery center; a restaurant in South Beach, Fla.; a rubber recycler; and Car Collector magazine.

But the role of chief executive is a relatively new one for Durham, who prefers to take a hands-off approach to his companies, said acquaintances and business partners.

"The Lampoon thing, it's a different M.O. for Tim," said David Millard, an Indianapolis attorney at Barnes & Thornburg LLP who's worked with Durham in the past.

The son of a dentist, Durham grew up in a small Indiana town. He isn't shy about wanting to play in the big leagues, though: He has said he dreams of becoming the richest man in the world, but acknowledges he lacks the discipline that would demand.

"I didn't have excess cash growing up," Durham told the Business Journal. "I paid my way through school; I paid for my first car. I know how much money it takes to live, and you don't have to have a lot. So anything I make beyond that is excess. And if it's excess, it's a game, right?"

The concept of playing to win is part of his philosophy.

"I don't think Michael Jordan got into the game of basketball or Tiger Woods got into the game of golf and said, `You know what, I'm going to be mediocre today,'" Durham said. "If you're in the game, I think you have a desire to be the best."

His wealth and lifestyle have occasionally roiled the Midwest's more conservative sensibilities: He's hosted celebrities at his Indiana mansion and has been a guest at Playboy Mansion festivities in Los Angeles. His collection of dozens of cars has been the subject of some local talk. A birthday bash he threw for himself, at which he was photographed with scantily clad women, drew some jabs from the press.

But while Durham's activities might make waves in Indiana, friends say they would hardly raise an eyebrow in Los Angeles. And some criticism, they add, is overblown.

"Last time I checked, I didn't see him walking around with a posse of women," said Doug Bennett, a former president of National Lampoon, now president of Freedom Interactive, a division of media company Freedom Communications Inc. in Irvine.

Durham, 47, shrugs off his critics and doesn't apologize for his lifestyle.

"I'm not running for political office," he said, "so I pretty much live how I want to live."

Since taking over Lampoon, Durham, a divorcee with one grown son and three grown stepsons, has temporarily moved to a house off Sunset Boulevard in West Hollywood - a residence he claims that Britney Spears was interested in buying. He wakes up at 4:30 each morning and gets on his computer to track his companies, which he says are worth more than $40 million.

"Though I don't know how you value anything with the economy these days," he said.

Turnaround man

National Lampoon's offices are in a slate-gray three-story building on Sunset in West Hollywood, across the street from the Chateau Marmont and down the block from a strip club. It's an appropriate metaphor for where the company finds itself: somewhere between national prominence and less than reputable.

If Durham's bet on bigger films, the Internet and a handful of ventures such as restaurants pays off, National Lampoon could be catapulted back into the spotlight. It's a steep challenge, even his friends admit.

"Is there anyone (more) capable of turning the brand around than Tim? No," Millard said. "But is the battleship capable of being turned around? That's the question."

Durham has bet hundreds of thousands of dollars of his money that it can. According to Securities and Exchange Commission documents, National Lampoon owes Durham $756,945, which he loaned the company before Laikin was arrested when it needed working capital.

The new CEO described the investment as "basically putting money into keeping something afloat so you can find time to save it."

Now, the responsibility of rescuing it falls on his shoulders.

--------------------------------------------------------------------------------
Los Angeles Business Journal, Copyright (C) 2009, All Rights Reserved.